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EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, James M. Rallo, certify that:

  1.
  I have reviewed this Amendment No.1 to the Annual Report on Form 10-K of Liquidity Services, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2010

/s/ James M. Rallo
By:	James M. Rallo
Title:	Chief Financial Officer and Treasurer

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  EXHIBIT 31.2
CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934